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                                                                     EXHIBIT 1.B


                        GULFTERRA ENERGY PARTNERS, L.P.


                             1,118,881 Common Units

                          80 Series F Convertible Units

                           PLACEMENT AGENCY AGREEMENT


                                                  May 16, 2003


Raymond James & Associates, Inc.
as Placement Agent
880 Carillon Parkway
St. Petersburg, Florida  33716

Dear Sir or Madam:

                  GulfTerra Energy Partners, L.P. (formerly El Paso Energy Partners, L.P.), a Delaware limited partnership (the "Partnership"), of which GulfTerra Energy Company, L.L.C., a Delaware limited liability Company (the "General Partner"), is the general partner, proposes to issue and sell common units representing limited partner interests in the Partnership (the "Common Units") in the aggregate amount of 1,118,881 common units ("Purchased Common Units") and an aggregate of 80 Series F Convertible Units, each comprised of two separate, detachable units - a Series F1 Convertible Unit and a Series F2 Convertible Unit - representing limited partner interests in the Partnership ("Series F Units" and, together with the Purchased Common Units, the "Units").

                  The Partnership desires to engage you as its placement agent (the "Placement Agent") in connection with such offer and sale. The Units are more fully described in the Registration Statement (as hereinafter defined).

                  The Partnership and the Placement Agent hereby agree as follows:

                  1. Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Partnership herein contained and subject to all the terms and conditions of this agreement (the "Agreement"), the Placement Agent agrees to act as the exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Partnership of the Units to the Investor. The Partnership shall pay to the Placement Agent 3.00% of the gross proceeds received from the sale of the Units, as set forth on the cover page of the Prospectus, at the Closing, and 3.00% of the gross consideration (in the form of cash, indebtedness of the Partnership valued at the aggregate principal amount then outstanding plus accrued but unpaid interest to the date of tender or some combination of the two) received by the Partnership upon each conversion of Series F Units, as soon as practical following such conversion.

                  2. Delivery and Payment. On the date hereof (the "Closing Date"), the Partnership issued to an investor (the "Investor") the Units at an aggregate purchase price of $40,000,000.00.




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                  3. Representations and Warranties. The Partnership represents and warrants to the Placement Agent as of the date hereof that:

                      (a) The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-81772) on Form S-3, including a related base prospectus, for registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of the Units, and Amendment No. 1 thereto on Form S-3 (the "Initial Registration Statement"). At the time of the filing of Amendment No. 1 and on the effective date of the Initial Registration Statement, the Partnership met the requirements for use of Form S-3 under the Act. The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form. Other than (i) a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Act, which shall become effective upon filing, (ii) documents incorporated by reference in the base prospectus contained in the Initial Registration Statement, (iii) any amendment or supplement filed thereto and any documents incorporated by reference to such amendment or supplement, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (x) the information contained in the form of a final prospectus supplement relating to this offering to the base prospectus included in the Initial Registration Statement, which will be filed with the Commission on or before the date hereof pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement and (y) the documents incorporated by reference in such final prospectus supplement are hereinafter collectively called the "Registration Statement." Such final prospectus supplement, in the form first filed pursuant to Rule 424(b) under the Act, together with the base prospectus included in the Initial Registration Statement along with any subsequently filed amendments, supplements or other documents incorporated therein, is hereinafter called the "Prospectus." Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Prospectus, as the case may be. Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus, as the case may be. Any reference to any amendment or supplement to the Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of the Prospectus, as the case may be, deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as well as the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

                      (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such




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documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 3(b) shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Agent furnished in writing to the Partnership by the Placement Agent expressly for use therein.

                      (c) No order preventing or suspending the use of any Prospectus has been issued by the Commission. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not: (i) with respect to the Registration Statement, as of the applicable effective date as to the Registration Statement and any amendment thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) with respect to the Prospectus, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this Section 3(c) shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Agent furnished in writing to the Partnership by the Placement Agent expressly for use therein.

                      (d) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and as described in the Prospectus, and has been qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction that requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. "Subsidiary" of any person or entity means any corporation, limited liability company, partnership (general or limited), joint venture or other legal entity of which such person or entity (either alone or through or together with any other Subsidiary), owns more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity.




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                      (e) The Partnership and its Subsidiaries have good and
marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as currently being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except
(1) such as are described or referred to in the Registration Statement and the Prospectus, (2) such as do not materially interfere with the ownership or benefits of ownership of such property, and (3) for Permitted Encumbrances. All the property described in the Registration Statement and the Prospectus as currently being held under lease by the Partnership or a Subsidiary is held thereby under valid, subsisting and enforceable leases, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution (such exceptions described in clauses (i), (ii) and (iii) referred to as "Enforceability Exceptions").

                      (f) The General Partner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties, to conduct its business and to act as general partner of the Partnership, as described in the Registration Statement and as described in the Prospectus, and has been qualified or registered to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate: (i) have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                      (g) The General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership. Such general partner interest is duly authorized and validly issued to the General Partner in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the "Partnership Agreement"), which Partnership Agreement, has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the Enforceability Exceptions. The General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest or other encumbrance, other than any lien, adverse claim, security interest or other encumbrance created by or arising under (i) the Delaware Act; (ii) the Sixth Amended and Restated Credit Agreement among the Partnership, El Paso Energy Partners Finance Corporation, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, as Administrative Agent, dated as of March 23, 1995, as amended and restated through November 21, 2002, and the collateral documents related thereto (the "Credit Agreement"); (iii) the Amended and Restated Credit Agreement among EPN Holding Company, L.P., the lenders party thereto, Banc One Capital Markets, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, Fleet National Bank and Fortis Capital Corp., as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, dated




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April 8, 2002, as amended and restated through November 21, 2002, the indenture into which the Partnership entered on November 27, 2002, and the related collateral documents ("EPN Holdings Term Loan"); (iv) the credit agreement to which Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company in which a Subsidiary of the Partnership owns a 36% membership interest, is party, and the collateral documents related thereto; (v) the financial arrangements to which Sabine River Investors I, L.L.C. ("Sabine I"), Sabine River Investors II, L.L.C. ("Sabine II"), DeepTech International Inc. ("DeepTech"), El Paso EPN Investments, L.L.C. ("EPN Investments"), El Paso Corporation, a Delaware corporation ("El Paso Corporation") or GulfTerra GP Holding Company, a Delaware corporation ("GulfTerra Holding") are parties; (vi) the indenture into which the Partnership entered on May 27, 1999, as amended and supplemented; (vii) the indenture into which the Partnership entered on May 17, 2001, as amended and supplemented, (viii) the indenture into which the Partnership entered on March 24, 2003; and (ix) the credit agreement to which Deepwater Gateway, L.L.C., a Delaware limited liability company in which a Subsidiary of the Partnership owns a 50% membership interest ((i)-(ix) the "Permitted Encumbrances") all as disclosed in the Registration Statement and the Prospectus.

                      (h) Sabine I and Sabine II own 11,674,245 Common Units, DeepTech owns (prior to the General Partner making the contribution required in connection with the issuance of the Units to maintain its 1% capital account balance) 124,584 Series B preference units representing limited partner interests in the Partnership ("Series B Preference Units"), and EPN Investments owns 10,937,500 Series C units representing limited partner interests in the Partnership ("Series C Units") all as disclosed in the Prospectus. All of such Common Units, Series B Preference Units and Series C Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act); and Sabine I, Sabine II, DeepTech and EPN Investments own such limited partner interests free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                      (i) The Partnership's authorized and outstanding partnership interests are as set forth in the Prospectus. The partnership interests of the Partnership and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. All of the outstanding Common Units and the limited partner interests represented thereby have been duly and validly authorized and issued, are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and are free of any preemptive or similar rights, except as set forth in the Partnership Agreement. The Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued, delivered and paid for by the Investor pursuant to this Agreement, are fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive rights or similar rights, except as set forth in the Partnership Agreement, and the Investor has acquired the Units free and clear of any lien, adverse claim, security interest, equity or other encumbrance. No options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership are outstanding, other than:
(i) as set forth in the Partnership Agreement and (ii) those granted pursuant to compensation or option plans disclosed in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Existing Commitments"). The






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Common Units that may be issued upon conversion of the Series F Units have been duly authorized and, when issued, delivered and paid for in accordance with the Statement of Series F Convertible Unit of the Partnership, will be duly and validly authorized issued, fully paid and nonassessable (except as such nonassessability may be affected by the Delaware Act) and free of any preemptive or similar rights, except as set forth in the Partnership Agreement.

                      (j) All of the issued and outstanding membership interests of the General Partner have been duly and validly issued, are fully paid and nonassessable, and are owned by GulfTerra Holding, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for Permitted Encumbrances. GulfTerra Holding is an indirect, wholly-owned Subsidiary of El Paso Corporation.

                      (k) The entities listed on Schedule A are the only Subsidiaries of the Partnership. All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests of each of the Partnership's Subsidiaries (other than the Chaco Liquids Plant Trust) have been duly and validly authorized and issued and are fully paid and (except (i) as required to the contrary by the Delaware Limited Liability Company Act and the Delaware Act and (ii) with respect to any general partner interests) nonassessable, and, except as otherwise set forth in Schedule A are owned by the Partnership, directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                      (l) Chaco Liquids Plant Trust has been properly constituted under the laws of the State of Massachusetts. The Partnership is the sole beneficiary of the Chaco Liquids Plant Trust, free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                      (m) Each of the Partnership's Subsidiaries has been duly formed or incorporated and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing (except in the case of good standing with respect to general partnerships) under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as set forth in the Registration Statement and as described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership or limited liability company and is in good standing (except in the case of good standing with respect to general partnerships) under the laws of each jurisdiction listed on Schedule B, which are the only jurisdictions that require such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                      (n) There is no material franchise, contract or other document of a character required to be described in the Registration Statement and the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements in the Registration Statement and the Prospectus under the headings "Description of Limited Partner Interests," "Certain Other Partnership Agreement Provisions," "Income Tax Considerations,"




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"Investments By Employee Benefits Plans" and "Recent tax developments" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                      (o) This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms, subject to Enforceability Exceptions.

                      (p) Each of the Partnership and the General Partner is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be
(i) an "investment company" as defined in the Investment Company Act of 1940, as amended or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

                      (q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act (except for the filing of the Prospectus pursuant to Rule 424(b) promulgated under the Act) and such as may be required by the New York Stock Exchange for listing the Common Units or under the blue sky laws of any jurisdiction in connection with the purchase of the Units by the Investor in the manner contemplated herein and in the Prospectus.

                      (r) Neither the issue and sale of the Units nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its Subsidiaries or the General Partner pursuant to, (i) the partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any of its Subsidiaries or the General Partner, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its Subsidiaries or the General Partner is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries or the General Partner of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or the General Partner or any of its or their properties, except, in the case of
(ii) and (iii), where such conflict, breach, violation or imposition would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                      (s) No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement, except for such rights (i) of the General Partner and its affiliates in Section
6.14 of the Partnership Agreement; (ii) of Sabine II pursuant to the Registration Rights Agreement executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company; (iii) of DeepTech






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pursuant to the Registration Rights Agreement executed in connection with the acquisition by the Partnership of the Crystal storage facilities; and (iv) of El Paso Corporation pursuant to the Registration Rights Agreement between El Paso Corporation and the Partnership dated as of November 27, 2002, which relates to the Series C Units.

                      (t) The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

                      (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or the General Partner or its or their respective assets or properties is pending or, to the knowledge of the Partnership or the General Partner, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement or the Prospectus.

                      (v) Each of the Partnership, its Subsidiaries and the General Partner owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the lack of such ownership or leasing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                      (w) Each of the Partnership and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patents, trademarks, tradenames, copyrights, trade secrets and other proprietary information (collectively, "Intellectual Property") described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Neither the Partnership nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any of the Partnership or its Subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole.





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                      (x) None of the Partnership, any of its Subsidiaries or
the General Partner is in violation or default of (i) any provision of its partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or, to the knowledge of the General Partner and the Partnership, any other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) to the knowledge of the General Partner and the Partnership, any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or such Subsidiary or the General Partner or any of their respective properties, except, in the case of (ii) and (iii), where such violation or default would not individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                      (y) PricewaterhouseCoopers, LLP, who have certified certain financial statements of each of the Partnership and its consolidated subsidiaries, Poseidon Oil Pipeline Company, L.L.C., the General Partner and its consolidated subsidiaries, GulfTerra Energy Finance Corporation, GulfTerra Texas Pipeline, L.P., El Paso Gas Storage Company, El Paso Hub Services L.L.C., the assets and businesses referred to as the "El Paso Field Services Gathering and Processing Businesses," the "El Paso Field Services San Juan Gathering and Processing Businesses," the "Typhoon Gas Pipeline," the "Typhoon Oil Pipeline" and the "Coastal Liquids Partners NGL Business" in the applicable financial statements, and delivered their report with respect to the audited financial statements and schedules for such entities, assets and businesses included in or incorporated by reference into the Prospectus, are independent public accountants as required by the Act and the applicable published rules and regulations thereunder. Arthur Andersen, LLP, who have previously certified certain financial statements of Poseidon Oil Pipeline Company, L.L.C. and previously delivered their report with respect to the audited financial statements and schedules included in or incorporated by reference into the Prospectus, are independent public accountants with respect to Poseidon Oil Pipeline Company, L.L.C. as required by the Act and the applicable rules and regulations thereunder.

                      (z) The Partnership and each of its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Partnership deems adequate and as previously disclosed to the Placement Agent; such insurance insures against such losses and risks to an extent which is consistent with insurance coverage maintained by similar companies and businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

                      (aa) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Units or the conversion of any Series F Unit.

                      (bb) Each of the Partnership, its Subsidiaries and the General Partner has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business), except as set forth in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and the Prospectus.

                      (cc) No labor problem or dispute with the employees of the Partnership or any of its Subsidiaries or the General Partner exists or is threatened or, to the Partnership's Knowledge or the General Partner's Knowledge, imminent, and neither the Partnership nor the General Partner is aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and the Prospectus.

                      (dd) Except as contemplated in the documents under which Permitted Encumbrances arise, no Subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary's capital stock, limited liability company interests or other equity interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary's property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in the Registration Statement and the Prospectus.

                      (ee) Each of the Partnership, its Subsidiaries and the General Partner (i) possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and (ii) has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, in the case of (i) and (ii) singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, or otherwise, would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and the Prospectus.

                      (ff) Except as otherwise set forth in the Registration Statement and the Prospectus, such as are not material to the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, or as do not materially interfere with ownership or benefits of ownership of such properties, taken as a whole, and except for Permitted Encumbrances, the Partnership and its Subsidiaries have good and defensible title to their interests in their oil and gas properties.

                      (gg) The information that was supplied by the Partnership to Netherland, Sewell & Associates, Inc. ("Netherland & Sewell"), independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Partnership and its subsidiaries as of December 31, 2002, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was, to the knowledge of the Partnership, true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Netherland & Sewell dated May 9, 2003 (the "Netherland & Sewell Letter"); to the Partnership's knowledge, Netherland & Sewell was, as of the date of the Netherland & Sewell Letter, and is, as of the date hereof, independent with respect to the Partnership and its Subsidiaries; other than normal production of the reserves and intervening spot market product price fluctuations, the Partnership is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement and the Prospectus and as reflected in the Netherland & Sewell Letter and the reserve report referenced therein; estimates of such reserves and present values as described in the Registration Statement and the Prospectus and reflected in the Netherland & Sewell Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

                      (hh) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

                      (ii) Each of the Partnership and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (jj) None of the Partnership, the General Partner or their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

                      (kk) The Partnership, its Subsidiaries and the General Partner are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non- compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus. Except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Partnership, none of the Partnership, any of its Subsidiaries or the General Partner have been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1989, as amended.

                      (ll) In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement and the Prospectus.

                      (mm) Each of the Partnership, its Subsidiaries and the General Partner has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Partnership, its Subsidiaries and the General Partner are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Partnership and its Subsidiaries and the General Partner have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                      (nn) Each of the Partnership, its Subsidiaries and the General Partner has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner as described in the Prospectus, subject to such qualifications as set forth in the Prospectus, except for such rights-of-way which, if not obtained, would, singly or in the aggregate, be expected not to have a have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Each of the Partnership, its Subsidiaries and the General Partner has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, subject in each case to such qualifications as may be set forth in the Prospectus; and except as set forth in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its Subsidiaries, taken as a whole.

                      (oo) The Partnership has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Partnership or, to the Partnership's knowledge, any other party to any such contract or agreement, except where such termination or non-renewal would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole.

                      (pp) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business properties or results of operations of the Partnership and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Partnership and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Partnership or the Subsidiaries, which is material to the Partnership and the Subsidiaries taken as a whole, or (iv) any change in the capital stock or outstanding indebtedness of the Partnership or the Subsidiaries.

                      (qq) The Partnership has provided you true, correct, and complete copies of all documentation pertaining to any outstanding extension of credit in the form of a personal loan made, directly or indirectly, by the Partnership to any executive officer of the Partnership or director of the General Partner, or to any family member or affiliate of any executive officer of the Partnership or director of the General Partner. Since July 30, 2002, the Partnership has not, directly or indirectly, including through any subsidiary:
(i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Partnership or director of the General Partner, or to or for any family member or affiliate of any executive officer of the Partnership or director of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any executive officer of the Partnership or director of the General Partner, or any family member or affiliate of any executive officer of the Partnership or director of the General Partner, which loan was outstanding on July 30, 2002.

                      (rr) Neither the Partnership nor any of its Subsidiaries nor, to the Partnership's knowledge, any employee or agent of the Partnership or its Subsidiaries has made any payment of funds of the Partnership or its Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

                  4. Agreements of the Partnership. The Partnership hereby agrees with the Placement Agent as follows:

                      (a) to qualify, as necessary, the Units for offer and sale to the Investor under the securities or blue sky laws of Texas, California, New York and Delaware; provided that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to such qualifications, or the initiation or threatening of any proceeding with respect to such qualifications;

                      (b) if not filed substantially contemporaneously with the execution and delivery of this Agreement, to file the Prospectus in a form approved by you pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement;

                      (c) (i) to advise you promptly upon receipt of notice from the Commission or any state securities regulator of any action, request, order or proceeding that is being or will be taken or given by it with respect to the offering of the Units, or the Prospectus and Registration Statement in connection with the offering of the Units, or the happening of any event that would require the making of any change in the Prospectus in connection with the offering of the Units so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under and the date on which they are made, not misleading, (ii) to furnish you with drafts of any proposed amendments or supplements to the Prospectus or Registration Statement that may be necessary as a result of any such action, request, order or proceeding or the happening of any such event in advance of such filing and
(iii) to file no such amendment or supplement which shall be disapproved by you promptly after reasonable notice thereof; provided that you will not unreasonably disapprove any such amendment or supplement;

                      (d) to make generally available to its unitholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act), an earnings statement of the Partnership complying with Section 11(a) of the Act;

                      (e) to apply the net proceeds from the sale of the Units in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                      (f) to use its best efforts to cause the Common Units to be listed on the New York Stock Exchange;

                      (g) to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Units;

                      (h) the Placement Agent may not, without the Placement Agent's prior consent (which will not be unreasonably withheld), be quoted or referred to in any document, release or communication prepared, issued or transmitted by the Partnership or the General Partner, including any entity controlled by the Partnership or the General Partner, and any director, officer, employee or agent thereof, except for (i) disclosures required by legal process,
(ii) disclosures required by law, (iii) disclosures required by the New York Stock Exchange, and (iv) the filing of the Prospectus and this Agreement with the Commission and the New York Stock Exchange; and

                      (i) that, following the Closing, the Placement Agent shall have the right to place usual and customary advertisements in financial and other newspapers and journals, at its own expense, describing its services to the Partnership, but any disclosures of information concerning the Investor (including its identity) must be approved by the Investor.

                  5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership shall pay all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement (other than any fees, disbursements and other charges of counsel for the Placement Agent except as set forth in (5) and
(6) below and in the last sentence of this Section), including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Partnership, (2) the preparation and delivery of certificates representing the Units, (3) the listing of the Common Units on the New York Stock Exchange, (4) any filings required to be made by the Placement Agent with the National Association of Securities Dealers, Inc. and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith,
(5) the registration or qualification of the Units for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(a), and (6) fees, disbursements and other charges of counsel to the Partnership; provided, however, that the Placement Agent shall reimburse the Partnership for the fees and expenses paid by the Partnership to an independent financial advisor that values the Series F Units (not to exceed $100,000). The Partnership shall promptly reimburse the Placement Agent, without duplication, on a fully accountable basis, for all travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder, except as provided above, not to exceed $15,000 in the aggregate.

                  6. Indemnification.

                      (a) The Partnership agrees to indemnify and hold harmless the Placement Agent, together with their respective officers, directors, shareholders, employees and agents, and each person, if any, who controls the Placement Agent and any of its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (all of the foregoing are referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party"), from and against any and all losses, suits, actions, judgments, penalties, fines, costs, expenses, damages, liabilities or claims of any kind or nature, whether joint or several, (including, without limitation, any investigative, legal or any other expenses as they are reasonably incurred by an Indemnified Party in connection with, and any amount paid in settlement of, the preparation for or defense of any action, claim or proceeding asserted, whether or not resulting in any liability) (all of the foregoing being collectively defined as "Claims") to which such Indemnified Party may become subject or liable or which may be incurred by or assessed against any Indemnified Party under any statute, common law, contract or otherwise, to the extent relating to or arising out of any of ("Indemnified Claims"): (i) any untrue statement or alleged untrue statement made by the Partnership in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus arising out of or relating to this offering or the subject matter of this Agreement and (B) any application or other document, or any amendment or supplement thereto, executed by the Partnership based upon written information furnished by or on behalf of the Partnership filed in any jurisdiction in order to qualify the Units under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or (iii) the omission or alleged omission to state in the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that neither the Partnership nor the General Partner will be liable to the extent that such Claim arises from the sale of the Units in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Partnership by the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus; provided, further, that the Partnership shall not be liable to an Indemnified Party in any such case solely to the extent that any Claim is found, in a final, unappealable judgment by a court of competent jurisdiction, to have resulted solely and exclusively and as a direct and proximate cause from any Indemnified Party's willful misconduct or gross negligence in the performance of their duties. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have. The Partnership will not, without the prior written consent of the Placement Agent (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not such Placement Agent or any person who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each Claim), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such Claim.

                      (b) If for any reason (other than as specifically provided herein) the indemnity for an Indemnified Claim as provided by Section 6(a) of this Agreement is unavailable to an Indemnified Party or insufficient to fully hold any Indemnified Party harmless, then the Partnership shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnified Claim in such proportion as is appropriate to reflect the relative benefits received by and fault of the Partnership on the one hand, and the relative benefits received by and fault of the Indemnified Party on the other hand, as well as any relevant equitable considerations. Notwithstanding any provisions herein to the contrary, the aggregate contribution of all of the Indemnified Parties for all Indemnified Claims shall not exceed the amount of fees actually received by the Placement Agent pursuant to the Agreement. It is hereby further agreed that the relative fault of the Partnership on the one hand and an Indemnified Party on the other hand with respect to the transactions shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or incorrect opinion or conclusion or the omission or alleged omission to state a material fact related to information supplied by the Partnership on the one hand or by the Indemnified Party on the other hand, as well as the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, opinion, conclusion or omission. No Indemnified Party shall have any liability to the Partnership or any other person in connection with the services rendered pursuant to this Agreement except for any liability for Claims finally judicially determined to have resulted solely and exclusively from actions taken or omitted to be taken as a direct result of any Indemnified Party's gross negligence or willful misconduct. The indemnity, contribution and expense reimbursement agreements and obligations set forth herein shall be in addition to any other rights, remedies or indemnification which any Indemnified Party may have or be entitled to at common law or otherwise, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party. The Partnership further agree that the indemnity, contribution and expense reimbursement agreements and obligations set forth herein shall apply whether or not the Placement Agent or any other Indemnified Party is a formal party in any such Indemnified Claim. The Partnership will not be permitted to settle any Indemnified Claim without the prior consent of the Placement Agent or any Indemnified Party involved therein if any admission of wrong doing, negligence or improper activity of any kind of the Placement Agent or such Indemnified Party is a part of such settlement. The Partnership shall not, without the prior written consent of an Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which an Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on matters that are the subject matter of such Claim.

                      (c) The Placement Agent agrees to indemnify and hold harmless each of the Partnership and the General Partner, together with their respective officers, directors, shareholders, employees and agents, and each person, if any, who controls the Partnership or the General Partner and any of their respective affiliates within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act (all of the foregoing are referred to collectively as "Selling Indemnified Parties" and individually as an "Selling Indemnified Party"), from and against any and all Claims of any kind or nature, whether joint or several, (including, without limitation, any investigative, legal or any other expenses as they are reasonably incurred by a Selling Indemnified Party in connection with, and any amount paid in settlement of, the preparation for or defense of any Claim asserted, whether or not resulting in any liability) (all of the foregoing being collectively defined as the "Selling Indemnified Claims") to which any Selling Indemnified Party may become subject or liable or which may be incurred by or assessed against any Selling Indemnified Party under any statute, common law, contract or otherwise, to the extent relating to or arising out of any of an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Partnership by the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus; provided, however, that the Placement Agent shall not be liable to a Selling Indemnified Party in any such case solely to the extent that any Selling Indemnified Claim is found, in a final, unappealable judgment by a court of competent jurisdiction, to have resulted solely and exclusively and as a direct and proximate cause from any Selling Indemnified Party's willful misconduct or gross negligence in the performance of their duties. This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have. The Placement Agent will not, without the prior written consent of the Selling Indemnified Party (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not such Selling Indemnified Party or any person who controls such Selling Indemnified Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each Claim), unless such settlement, compromise or consent includes an unconditional release of the Selling Indemnified Party and each such controlling person from all liability arising out of such Claim. As of the date hereof, no information relating to the Placement Agent has been furnished in writing to the Partnership by the Placement Agent expressly for inclusion in the Registration Statement or the Prospectus.

                      (d) If for any reason (other than as specifically provided herein) the foregoing indemnity for a Selling Indemnified Claim as provided by
Section 6(c) of this Agreement is unavailable to a Selling Indemnified Party or insufficient to fully hold any Selling Indemnified Party harmless, then the Placement Agent shall contribute to the amount paid or payable by such Selling Indemnified Party as a result of such Selling Indemnified Claim in such proportion as is appropriate to reflect the relative benefits received by and fault of the Placement Agent on the one hand, and the relative benefits received by and fault of the Selling Indemnified Party on the other hand, as well as any relevant equitable considerations. Notwithstanding any provisions herein to the contrary, the aggregate contribution of all of the Selling Indemnified Parties for all Selling Indemnified Claims shall not exceed the amount of funds actually received by the Partnership pursuant to the Agreement. It is hereby further agreed that the relative fault of the Placement Agent on the one hand and a Selling Indemnified Party on the other hand with respect to the transactions shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or incorrect opinion or conclusion or the omission or alleged omission to state a material fact concerning the Placement Agent related to information supplied by the Placement Agent on the one hand or by the Selling Indemnified Party on the other hand, as well as the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, opinion, conclusion or omission. No Selling Indemnified Party shall have any liability to the Placement Agent or any other person in connection with the services rendered pursuant to this Agreement except for any liability for losses, claims, damages or liabilities finally judicially determined to have resulted solely and exclusively from actions taken or omitted to be taken as a direct result of such Selling Indemnified Party's gross negligence or willful misconduct. The indemnity, contribution and expense reimbursement agreements and obligations set forth herein shall be in addition to any other rights, remedies or indemnification which any Selling Indemnified Party may have or be entitled to at common law or otherwise, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Selling Indemnified Party. The Placement Agent further agrees that the indemnity, contribution and expense reimbursement agreements and obligations set forth herein, shall apply whether or not the Placement Agent or any other Selling Indemnified Party is a formal party in any such Selling Indemnified Claim. The Placement Agent will not be permitted to settle any Selling Indemnified Claim without the prior consent of the Partnership and any Selling Indemnified Party involved therein if any admission of wrong doing, negligence or improper activity of any kind of the Partnership or such Selling Indemnified Party is a part of such settlement. The Placement Agent shall not, without the prior written consent of a Selling Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which a Selling Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Selling Indemnified Party, unless such settlement includes an unconditional release of such Selling Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

                      (e) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Partnership will not, without the prior written consent of the Placement Agent (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                  7. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership consents to the jurisdiction of such courts and personal service with respect thereto. The Partnership hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agent or any Indemnified Party. The Placement Agent and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership agrees that a final judgment in any Claim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts to the jurisdiction of which the Partnership is or may be subject, by suit upon such judgment.

                  8. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Partnership, at the offices of the Partnership at 4 Greenway Plaza, Attention: Chief Financial Officer, with a copy (which shall not constitute notice) to J. Vincent Kendrick, Akin Gump Strauss Hauer & Feld, L.L.P., 1900 Pennzoil Place, South Tower, 711 Louisiana Street, Houston, Texas 77002 or (b) if to the Placement Agent, at the office of the Placement Agent at 880 Carillon Parkway, St. Petersburg, Florida, 33716, Attention: Scott Cook, with a copy (which shall not constitute notice) to Anna T. Pinedo, Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050. Any such notice shall be effective only upon receipt.

                  9. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Partnership and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Partnership, the General Partner, any of their respective officers or directors, the Placement Agent or any controlling person referred to in Section 6 hereof and (ii) delivery of and payment for the Units.

                  10. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Partnership and each of their respective successors and assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Section 6 of this Agreement shall also be for the benefit of the Indemnified Parties, (ii) the indemnification and contribution contained in Section 6 of this Agreement shall also be for the benefit of the Selling

Indemnified Parties, and (iii) the General Partner is entitled to rely on the agreement of the Placement Agent set forth in Section 14 of this Agreement. The Placement Agent may not, directly or indirectly, assign, transfer or otherwise alienate any of its rights or benefits under this Agreement to any individual or entity without obtaining the Partnership's prior written consent, which consent may be granted or withheld in the Partnership's sole discretion.

                  11. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

                  12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  13. Entire Agreement. This Agreement, constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

                  14. Agreement Non-Recourse to General Partner. The Placement Agent agrees that all of the obligations of the Partnership are non-recourse with respect to the General Partner, and the Placement Agent agrees that it will not seek to enforce against or recover damages from the General Partner in connection with the existence of this Agreement, the offering of the Units, or the Partnership's performance or failure to perform under this Agreement.

                  If the foregoing correctly sets forth the understanding among the Partnership and the Placement Agent, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Partnership and the Placement Agent.


                                     Very truly yours,


                                           GulfTerra Energy Partners, L.P.

                                           By: GulfTerra Energy Company, L.L.C.
                                               its General Partner

                                           By: /s/ KEITH FORMAN
                                              ---------------------------------
                                              Name: Keith Forman
                                              Title: Vice President and Chief
                                                     Financial Officer

Accepted and agreed to as of the
date first above written


RAYMOND JAMES & ASSOCIATES, INC.


By: /s/ ALLEN LASSITER
   ------------------------------
   Title: Managing Director

                                                                      SCHEDULE A


                                                                             JURISDICTION OF
                           ENTITY NAME                                           FORMATION                  OWNERSHIP
                           -----------                                       ---------------                ---------
Arizona Gas Storage, L.L.C.                                                         Delaware                      60%
Chaco Liquids Plant Trust                                                      Massachusetts                     100%
Crystal Holding, L.L.C.                                                             Delaware                     100%
El Paso Energy Warwink I Company, L.P.                                              Delaware                     100%
El Paso Energy Warwink II Company, L.P.                                             Delaware                     100%
El Paso Offshore Gathering and Transmission, L.P.                                   Delaware                     100%
EPN Gathering and Treating Company, L.P.                                            Delaware                     100%
EPN Gathering and Treating GP Holding, L.L.C.                                       Delaware                     100%
First Reserve Gas, L.L.C.                                                           Delaware                     100%
Flextrend Development Company, L.L.C.                                               Delaware                     100%
GulfTerra Alabama Intrastate, L.L.C.                                                Delaware                     100%
GulfTerra Arizona Gas, L.L.C.                                                       Delaware                     100%
GulfTerra Energy Finance Corporation                                                Delaware                     100%
GulfTerra Field Services, L.L.C.                                                    Delaware                     100%
GulfTerra GC, L.P.                                                                  Delaware                     100%
GulfTerra Holding I, L.L.C.                                                         Delaware                     100%
GulfTerra Holding II, L.L.C.                                                        Delaware                     100%
GulfTerra Holding III, L.L.C.                                                       Delaware                     100%
GulfTerra Holding IV, L.P.                                                          Delaware                     100%
GulfTerra Holding V, L.P.                                                           Delaware                     100%
GulfTerra Intrastate, L.P.                                                          Delaware                     100%
GulfTerra NGL Storage, L.L.C.                                                       Delaware                     100%
GulfTerra Oil Transport,  L.L.C.                                                    Delaware                     100%
GulfTerra Operating Company, L.L.C.                                                 Delaware                     100%
GulfTerra South Texas, L.P.                                                         Delaware                     100%
GulfTerra Texas Pipeline, L.P.                                                      Delaware                     100%
Hattiesburg Gas Storage Company                                                     Delaware                     100%
Hattiesburg Industrial Gas Sales, L.L.C.                                            Delaware                     100%
High Island Offshore System, L.L.C.                                                 Delaware                     100%
Manta Ray Gathering Company, L.L.C.                                                 Delaware                     100%
Petal Gas Storage, L.L.C.                                                           Delaware                     100%
Poseidon Pipeline Company, L.L.C.                                                   Delaware                     100%
Warwink Gathering and Treating Company                                              Delaware                     100%

                                                                      SCHEDULE B

                                                              JURISDICTION OF     FOREIGN QUALIFICATION
                         ENTITY NAME                             FORMATION            JURISDICTIONS
                         -----------                          ---------------     ---------------------
Arizona Gas Storage, L.L.C.                                     Delaware              Arizona, Louisiana
Chaco Liquids Plant Trust                                       Massachusetts         --
Crystal Holding, L.L.C.                                         Delaware              --
El Paso Energy Warwink I Company, L.P.                          Delaware              Texas
El Paso Energy Warwink II Company, L.P.                         Delaware              Texas
El Paso Offshore Gathering and Transmission, L.P.               Delaware              Texas
EPN Gathering and Treating Company, L.P.                        Delaware              Texas, New Mexico
EPN Gathering and Treating GP Holding, L.L.C.                   Delaware              Texas
First Reserve Gas, L.L.C.                                       Delaware              Mississippi
Flextrend Development Company, L.L.C.                           Delaware              Texas, Louisiana, Alabama
GulfTerra Alabama Intrastate, L.L.C.                            Delaware              --
GulfTerra Arizona Gas, L.L.C.                                   Delaware              --
GulfTerra Energy Finance Corporation                            Delaware              Texas
GulfTerra GC, L.P.                                              Delaware              Texas, Louisiana, Alabama, New Mexico
GulfTerra Holding I, L.L.C.                                     Delaware              Texas
GulfTerra Holding II, L.L.C.                                    Delaware              Texas
GulfTerra Holding III, L.L.C.                                   Delaware              Texas
GulfTerra Holding IV, L.P.                                      Delaware              Texas
GulfTerra Holding V, L.P.                                       Delaware              Texas
GulfTerra Intrastate, L.P.                                      Delaware              Texas, Louisiana
GulfTerra NGL Storage, L.L.C.                                   Delaware              Mississippi, Nevada
GulfTerra Oil Transport, L.L.C.                                 Delaware              Texas, Louisiana, Alabama
GulfTerra Operating Company, L.L.C.                             Delaware              Texas, Louisiana, Massachusetts, New Mexico
GulfTerra South Texas, L.P.                                     Delaware              Texas
GulfTerra Texas Pipeline, L.P.                                  Delaware              Texas
Hattiesburg Gas Storage Company                                 Delaware              --
Hattiesburg Industrial Gas Sales, L.L.C.                        Delaware              Mississippi
High Island Offshore System, L.L.C.                             Delaware              Texas, Louisiana

                                                              JURISDICTION OF     FOREIGN QUALIFICATION
                         ENTITY NAME                             FORMATION            JURISDICTIONS
                         -----------                          ---------------     ---------------------
Manta Ray Gathering Company, L.L.C.                             Delaware              Texas, Louisiana
Petal Gas Storage, L.L.C.                                       Delaware              Mississippi
Poseidon Pipeline Company, L.L.C.                               Delaware              Texas
Warwink Gathering and Treating Company                          Delaware              --